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                                                                   EXHIBIT 10.1




                             AMENDMENT NO. 5 TO THE
                     NOBLE DRILLING CORPORATION THRIFT PLAN


         Pursuant to the provisions of Section 13.1 thereof, the Noble Drilling Corporation Thrift Plan, as amended and restated effective as of August 1, 1989, is hereby amended by restating the first sentence of Section 2.9 thereof in its entirety to read as follows:
         "Compensation" shall mean the total taxable income of a Participant paid by the Company with respect to a given Plan Year, exclusive of overtime (other than overtime paid to Participants who are field hourly Employees), bonuses, allowances, commissions, deferred compensation payments and any other extraordinary remuneration, increased by the Participant's Salary Reduction Savings, if any, and any salary reduction amounts elected by the Participant for the purchase of benefits pursuant to a cafeteria plan (within the meaning of Section 125(d) of the Code).

         IN WITNESS WHEREOF, this Amendment has been executed this 27th day of April, 1995, to be effective as of May 1, 1995.



                                             NOBLE DRILLING CORPORATION



                                             By  /s/  JAMES C. DAY
                                                 ------------------------------
                                                 Name:    James C. Day
                                                 Title:   Chairman of the Board,
                                                          President and Chief
                                                          Executive Officer



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